UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2018

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2018, SBA Communications Corporation (the “Company”) held its 2018 Annual Meeting of Shareholders. At the 2018 Annual Meeting of Shareholders, the shareholders voted on (i) the election of three director nominees (Proposal 1), (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year (Proposal 2), (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3) and (iv) the approval of the Company’s 2018 Employee Stock Purchase Plan (Proposal 4). The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees as Class I directors for a term of office expiring at the 2021 Annual Meeting of Shareholders and, in each case, until his or her successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Brian C. Carr	100,486,196	2,785,905	32,298	3,102,612
Mary S. Chan	100,963,262	2,309,472	31,665	3,102,612
George R. Krouse, Jr.	98,167,061	3,883,014	1,254,324	3,102,612

Proposal 2

The shareholders approved the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.

For	Against	Abstain	Broker Non-Vote
105,149,682	1,212,062	45,267	—

Proposal 3

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
99,805,759	3,433,984	64,656	3,102,612

Proposal 4

The shareholders approved the Company’s 2018 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Vote
103,059,442	231,958	12,999	3,102,612

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: May 21, 2018